Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED BY 800 TRAVEL SYSTEMS, INC. FOR PORTIONS OF THIS AGREEMENT INDICATED BY [**..**] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                       AGREEMENT FOR DEVELOPMENT SERVICES

         November 5, 1999 (the "Effective Date"), for and in consideration of the mutual promises herein, 800 Travel Systems, Inc. located at 4802 Gunn Highway, Ste. 140, Tampa, FL 33624 and incorporated in Delaware ("Customer") and Sabre Inc., formerly known as The SABRE Group, Inc., located at 4255 Amon Carter Blvd., Fort Worth, Texas 75261 and incorporated in Delaware ("Sabre")

         WHEREAS, Sabre provides computerized reservations services with related data processing activities through its SABRE(R) computer reservation system ("Sabre System"); and

         WHEREAS, Customer and Sabre have entered into a Sabre Subscriber Agreement dated May 21, 1999 ("Subscriber Agreement") for access to and use of the Sabre System; and

         WHEREAS, Customer wishes to obtain and Sabre wishes to provide certain software development and consulting services related to the creation of an Internet travel reservation booking site, including its integration with Customer's interactive chat site, for use in conjunction with the Sabre System and subject to the provisions of the Subscriber Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. DESCRIPTION OF SERVICES. Sabre will perform certain consulting and software development services for Customer upon the terms and conditions herein, as such services are more particularly described in Exhibit A, which is attached hereto and incorporated by reference herein (the "Services"). Any software delivered under Exhibit A as part of the Services shall be referred to as "the Software." This Agreement relates only to the Services and does not relate to additional services as defined below that Sabre may be asked to perform on Customer's behalf.

2. ACCEPTANCE TESTING. During the thirty (30) day period following delivery, Customer shall perform user acceptance testing of the Software deliverable, pursuant to mutually agreed upon Customer-provided test scripts, to confirm material conformity of the Software with the functional description identified in Exhibit A. Sabre shall provide assistance to Customer during such user acceptance testing at no additional charge. Customer shall notify Sabre immediately of any material non-conformities between the Software and the functionality described in Exhibit A. Sabre shall make corrections in any such material non-conformities of the Software to the functionality identified in Exhibit A and re-submit such previously non-conforming portion for re-testing. Acceptance shall take place when the Software conforms to the functionality identified in Exhibit A or when the Software is put in productive use by Customer, whichever is earlier ("Acceptance").

3. PAYMENT. (a) Customer shall pay Sabre [**..**] for the Services due and payable as follows: [**..**] payable within [**..**] after Acceptance.

         (b) Additional services not described in this Agreement ("Additional Services") which are requested by Customer shall be provided at a rate of [**..**] per hour per Sabre representative. Such Additional Services may include, but are not limited to, software modifications that may alter the function or look of the site (the "Programming Changes"). Sabre shall make all Programming Changes requested by Customer, except where the Programming Changes would infringe upon Sabre's trademark rights, for a period of [**..**] days following Acceptance and up to a maximum of [**..**] of labor time or until a Maintenance Agreement or other Development Agreement has been signed.

         (c) In addition, food, lodging and related expenses incurred by a Sabre representative in connection with any travel requested by Customer in connection with the Services, will be reimbursed by Customer at the rate of [**..**] per person ("Per Diem"). The Per Diem is subject to adjustment from time to time in accordance with rates published by the U.S. government for the city where the Services are being performed ("CONUS"). Customer shall reimburse Sabre for actual air and local transportation expenses incurred in connection with the performance of the Services and approved in advance by Customer.

         (d) Customer shall reimburse Sabre as additional fees for (i) all taxes, excluding any interest or penalties, imposed on Sabre arising from this Agreement excluding U.S. income taxes, and (ii) any additional taxes, including U.S. income taxes, imposed on Sabre as a result of any reimbursements of taxes under clause (i) or (ii) of this paragraph 3(d).

         (e) Fees for additional Services in paragraph 3(b) and expenses in paragraph 3(c) shall be due thirty (30) days after receipt of invoice from Sabre. Any request by Customer for back-up documentation relating to a particular Sabre invoice must be received by Sabre within thirty
         (30) days of receipt of such invoice by Customer.

4. OWNERSHIP. Sabre shall retain all right, title and interest in and to any deliverable provided to Customer hereunder. Sabre hereby grants to Customer, in consideration for the payment of all fees and charges identified in paragraph 3 above, a royalty-free, non-exclusive, non-transferable right and license to use, and copy any Sabre deliverable solely for the purpose of Customer, its employees and its customers accessing the Sabre System for travel-related information or to make travel reservations. Customer shall not market, sub-license or otherwise transfer any Sabre deliverable to any third party without the prior written consent of Sabre which consent will not be unreasonably withheld, unreasonably delayed or unreasonably conditioned. Any sub-license of the Software will be subject to an additional [**..**] per sub-licensed site and will require Customer to execute a separate Software Support and Maintenance Agreement with Sabre for each sub-licensed site. Any export of the Software or any intellectual property delivered hereunder shall be in accordance with the U.S. Department of Commerce regulations and all applicable laws or regulations.

5. NON-DISCLOSURE. This Agreement and any information disclosed by either party to the other pursuant to this Agreement, will be governed by that certain Non-Disclosure Agreement and its Supplement entered into between the parties dated November 5, 1999.

6. RELATIONSHIP. Sabre shall be and act as an independent contractor hereunder and no employee of Sabre shall be deemed to be an employee of the Customer for any purpose whatsoever.

7. INDEMNIFICATION. (a) Sabre will defend, indemnify and hold harmless Customer, its affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, jointly and severally, at Sabre's expense, from, against, and with respect to any claim, action, suit or other proceeding arising out of or in any manner, incident, relating, or attributable to third party claims of direct infringement of any duly issued United States patent, copyright, trademark, service mark, trade dress, trade secret, or other proprietary right resulting from the supply to Customer by Sabre, or the use by Customer or its approved sub-licensees, of the Software as delivered ("Infringement"). Sabre shall pay all damages and costs (including without limitation reasonable attorney's fees) finally awarded against Customer which are attributable to such Infringement.

                  (b) Should the Software as delivered by Sabre hereunder become, or in Sabre's opinion be likely to become the subject of a claim of Infringement, then Sabre may, at its option and expense; (i) procure for Customer the right to use the Software free of any liability for Infringement; (ii) replace or modify the Software with a non-Infringing substitute otherwise complying with all the functionality identified in Exhibit A, or (iii) repurchase the Software for its depreciated value (based upon a three year straight line depreciation schedule), and thereby terminate this Agreement. Sabre shall not be obligated to defend, or be liable for costs and damages, if the Infringement arises out of (1) modification of the Software other than by Sabre or its agent, (2) the compliance with Customer's specifications in Exhibit A (to the extent the same go beyond specifications of Software previously developed by Sabre), (3) use of the Software in combination with or in addition to the equipment or computer programs not licensed or developed by Sabre, or (4) a breach of this Agreement by Customer.
                  (c) Each party agrees to indemnify and hold each other, their affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, jointly and severally, harmless against any suit, claim, damages and expense (including reasonable attorneys' fees) by reason of (i) any personal injuries or tangible property damage which may occur as the result of its acts or omissions in the course of the performance of this Agreement, or (ii) breach of its obligations under this Agreement.
                  (d) Except as expressly provided for in this paragraph 7, Customer shall defend, indemnify and hold harmless Sabre from any and all claims or causes of action arising out of Customer's or any of its approved sub-licensee's use of the Software, and pay any and all damages and expenses (including reasonable attorneys fees incurred by Sabre) in connection therewith, regardless of the circumstances of the claim or damage.
                  (e) All indemnification obligations under this paragraph 7 will be subject to the following requirements: (i) the indemnified party shall provide the indemnifying party with prompt written notice of any claim; (ii) the indemnified party shall permit the indemnifying party to assume and control the defense of any action upon the indemnifying party's written acknowledgment of the obligation to indemnify (unless, in the opinion of counsel of the indemnified party, such assumption would result in a material conflict of interest); and
         (iii) the indemnifying party shall not enter into any settlement or compromise of any claim without the indemnified party's prior written consent, which shall not be unreasonably withheld. In addition, the indemnified party may, at its own expense, participate in its defense of any claim.

8. WARRANTY. SABRE DISCLAIMS, AND CUSTOMER HEREBY WAIVES ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE OF ANY PRODUCTS OR SERVICES FURNISHED HEREUNDER. CUSTOMER UNDERSTANDS THAT PRODUCTS AND SERVICES ARE PROVIDED "AS IS".

9. LIMITATION OF LIABILITY. EXCEPT FOR SABRE'S INDEMNIFICATION OBLIGATIONS UNDER PARAGRAPHS 7(a) AND 7(c), CUSTOMER WAIVES ALL LIABILITY IN TORT OF SABRE, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY ARISING FROM NEGLIGENCE. SABRE SHALL NOT BE LIABLE TO CUSTOMER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, REVENUE OR SAVINGS, OR THE LOSS OF USE OF ANY DATA, EVEN IF SABRE HAD BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF. EXCEPT FOR SABRE'S INDEMNIFICATION OBLIGATIONS UNDER PARAGRAPH 7(a) AND, WITH REGARD TO CLAIMS ARISING FROM SABRE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, UNDER PARAGRAPH 7(c), UNDER NO CIRCUMSTANCES SHALL SABRE'S LIABILITY IN CONNECTION WITH THE SERVICES EXCEED IN THE AGGREGATE THE TOTAL AMOUNT OF CHARGES ACTUALLY PAID TO SABRE PURSUANT TO THIS AGREEMENT.

10. CHOICE OF LAW. THIS AGREEMENT AND ANY DISPUTE ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

11. TERM. This Agreement shall be effective as of the Effective Date and shall continue in effect until termination or expiration of the Subscriber Agreement , or any renewal thereof.

12. NOTICES. Any notice, demand or document which any party is required or desires to give or deliver to or make upon the other party shall be in writing and shall be (a) personally delivered or (b) delivered by depositing in the United States Mail, registered or certified, return receipt requested, with postage prepaid, addressed as follows:

         If to Sabre:
                                              4255 Amon Carter Boulevard
                                              MD4462
                                              Fort Worth, TX  76155
                                              ATTN:  President

         with cc to General Counsel:          4255 Amon Carter Boulevard
                                              MD4204
                                              Fort Worth, TX  76155
                                              ATTN: General Counsel

         If to Customer:                      4802 Gunn Highway, Ste. 140
                                              Tampa, FL 33624
                                              ATTN: Mark Mastrini


         or to such other address as the respective parties hereto shall designate by notice similarly given to the other party. Any such notice, demand or document shall be deemed to be effective upon receipt of the same by the party to whom said notice, demand or document is addressed.

13. SAVINGS CLAUSE. If any provision of this Agreement is prohibited by law or held to be invalid, illegal or unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such prohibited, illegal or invalid provision had never constituted a part hereof, with this Agreement being enforced to the fullest extent possible.

14. ENTIRE AGREEMENT. This Agreement, together with Exhibit A, constitutes the entire agreement between the parties related to the subject matter hereof, supersedes any prior agreement between the parties relating to the subject matter hereof, and shall not be changed except by written agreement signed by a duly authorized representative of each party.

15. PROMOTIONS. Notwithstanding anything herein to the contrary, Sabre or Customer may publicly disclose that Sabre and Customer have entered into this Agreement and that Sabre has agreed to provide the Services to Customer.

16. OTHER PRODUCTS. Except for the parties' obligations under Paragraphs 4 and 5, nothing herein shall prohibit, or in any way limit, the parties' rights to use, develop or market existing or subsequently developed or modified software, technology or concepts, or to use their expertise, skills or knowledge acquired during the performance of the Services rendered under this Agreement in any current or subsequent endeavors.

17. FORCE MAJEURE. Sabre shall be excused from performing hereunder to the extent that it is prevented from performing as a result of any act or event which occurs and is beyond the reasonable control of Sabre, including, without limitation, acts of God, war, or any action of a governmental entity; provided that Sabre provides Customer with prompt written notice thereof and uses all reasonable efforts to remove or avoid such causes.

19. MISCELLANEOUS. Any rights and obligations which expressly or by their nature are intended to survive and continue after termination of this Agreement, including, without limitation, paragraphs 4, 5, 7, 8, 9 and 16 shall so survive and bind the parties, their successors and assigns. The parties warrant and represent that they are authorized to enter into this Agreement and that this Agreement is binding and enforceable against them.

         IN WITNESS WHEREOF, the Customer and Sabre have executed this Agreement on the date set out below.



          800 Travel Systems, Inc.                         Sabre Inc.

By:                                           By:
-----------------------------------------     ----------------------------------
(Signature)                                   (Signature)

Name:  Mark Mastrini                          Name:  Michael Sites
-----------------------------------------     ----------------------------------
(Print Name)                                  (Print Name)

Title: Chief Executive Officer                Title:  Vice President
-----------------------------------------     ----------------------------------

PCC: B8T3                                     Date:

                                    EXHIBIT A
                     PHASE I/II CUSTOMER SYSTEM REQUIREMENTS

The following exhibit enumerates the specific functionality of the Software, to be delivered and available for Customer's testing within [**..**] of the execution of this Agreement by Sabre, provided however, delivery of the Services may be extended by 12 weeks by Sabre as a result of Sabre's Year 2000 freeze-related delays upon prior written notice to Customer. Any functionality not specifically delineated in this exhibit will not be provided, except as an enhancement to be separately negotiated following completion of the Services.

[**..**]